DIVIDEND GROWTH TRUST
POWER OF ATTORNEY

I do hereby constitute and appoint C. TROY SHAVER, JR. and WILLIAM ALLIN or either of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or either of them, may deem necessary or advisable to enable Dividend Growth Trust (the "Trust") to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, post-effective amendments to the Trust's registration statement on Form N-1A (File No. 333-83951, 811-09497); and I do hereby ratify and confirm all that the said attorneys, or either of them, shall do or cause to be done by virtue of this power of attorney.

Name	Signature	Title	Date
C. Troy Shaver, Jr.	C Troy Shaver Jr	President, and Trustee	9/22/06
Earl L. Mason	Earl L. Mason	Chairman and Trustee	9/22/06
Roger B. Rainville	Roger B. Rainville	Trustee	9/22/06
W. Thomas Smith	W Thomas Smith	Trustee	9/22/06
Jere E. Estes	Jere E Estes	Treasurer and Principal Accounting Officer	9/22/06

n:\DividendGrowthTrust\Power-of-Attorney-September-2006.wpd
9/20/06